Exhibit 99.1

News Release

June 29, 2015

Erin Energy Reaches Agreement with Northern Offshore

HOUSTON June 29, 2015 – Erin Energy Corporation (“Erin Energy” or the “Company”) (NYSE MKT: ERN) announced today that it has reached an agreement with Northern Offshore International Drilling Company Ltd. and Northern Offshore Limited to settle their dispute relating to the drillship Energy Searcher.

Erin Energy Corporation is an independent oil and gas exploration and production company focused on energy resources in sub-Saharan Africa. Its asset portfolio consists of 9 licenses across 4 countries covering an area of 43,000 square kilometers (10 million acres), including current production and other exploration projects offshore Nigeria, as well as exploration licenses offshore Ghana, Kenya and Gambia, and onshore Kenya. Erin Energy is headquartered in Houston, Texas, and is listed on the New York and Johannesburg Stock Exchanges under the ticker symbol ERN. More information about Erin Energy can be found at www.erinenergy.com.

Source:  Erin Energy Corporation

Contact:

Lionel McBee, +1 713 797 2960

Investor Relations and Corporate Communications

lionel.mcbee@erinenergy.com